UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 17, 2013

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Election of Directors
On January 17, 2013, the Board of Directors (the “Board”) of Fortinet, Inc. (the “Company”) appointed Bill Neukom to serve as a director of the Company, effective immediately. Mr. Neukom will serve as a Class II director whose current term will expire at the Company's 2014 annual meeting of stockholders. There is no arrangement or understanding between Mr. Neukom and the Company or any other person pursuant to which he was selected as a director. Mr. Neukom has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.
In connection with his appointment, Mr. Neukom is being granted 20,000 restricted stock units that will vest over a 4-year period in accordance with the Company's standard non-employee director compensation policy, which is described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 27, 2012.
Mr. Neukom also entered into the Company's standard form of indemnification agreement and change of control agreement for non-executive directors, which are attached as Exhibits 10.1 and 10.11, respectively, to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2009.

A copy of the Company's press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated January 24, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: January 24 2013	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel